UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 29, 2018

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
On October 30, 2018, Rockwell Collins, Inc., a Delaware corporation (the “Company”), announced that Werner Lieberherr, who previously served as the Company's Executive Vice President and Chief Operating Officer, Interior Systems, was leaving the Company. The Company also announced that David J. Nieuwsma had been appointed to serve as the Company's Executive Vice President and Chief Operating Officer, Interior Systems effective immediately. Mr. Lieberherr’s last day of employment with the Company was October 29, 2018. The Company's press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

David J. Nieuwsma, 54, previously served as Senior Vice President, Information Management Services from April 2016 to October 2018; Vice President, Strategy and Business Development from December 2012 to April 2016; Vice President and General Manager of Airborne Solutions from October 2011 to December 2012; Vice President and General Manager Mobility and Rotary Wing Solutions from May 2010 to October 2011 and in other roles with increasing responsibility with the Company since 1991.

There are no relationships or arrangements regarding David J. Nieuwsma that are disclosable pursuant to Items 401(b), 401(d) or 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated October 30, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: October 31, 2018	By /s/ Vaughn M. Klopfenstein
Vaughn M. Klopfenstein
Vice President, Associate General
Counsel and Assistant Secretary